EXHIBIT 99.1

TRUEBLUE REPORTS RECORD Q1 REVENUE AND NET INCOME
Revenue Up 45 Percent, Net Income More than Triples

TACOMA, WA-April 23, 2015--TrueBlue, Inc. (NYSE:TBI) announced today that revenue for the first quarter of 2015 was $573 million, an increase of 45 percent, compared to revenue of $396 million for the first quarter of 2014. Adjusted net income per share* for the first quarter of 2015 was $0.20, up from $0.06 a year ago. Adjusted EBITDA* for the first quarter of 2015 was $19 million, an increase of 156 percent, compared to $8 million a year ago.

“This was a very good quarter for us, with record first quarter revenue and net income,” TrueBlue CEO Steve Cooper said. “The recruitment process outsourcing and on-premise management businesses we acquired last summer are continuing to win in the marketplace and deliver impressive results. In addition, strategies we implemented over the past several months have produced adjusted EBITDA growth of 50 percent from legacy TrueBlue services.”

Cooper added that the company is well-positioned for continued growth with its expansion into the fast-growing RPO market and the favorable growth outlook for construction and small business.

“Businesses are finding the right mix of contingent and permanent employees to drive their businesses forward with our talent and flexible workforce solutions,” said Cooper. “We can offer more to customers than ever before, and also serve more customers because of the investments we’ve made. It’s a great time to be a leader in delivering talent solutions that improve the performance of our customers.”

The company estimates revenue in the range of $627 million to $642 million and adjusted net income per diluted share of $0.37 to $0.42 for the second quarter of 2015. Adjusted EBITDA is expected to be in the range of $32 million to $35 million for the second quarter.

Management will discuss first quarter 2015 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Thursday, April 23. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com.

  *See the financial statements accompanying the release for more information on non-GAAP terms.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, recruitment process outsourcing and managed service provider solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people to work each year. Learn more at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 26, 2014. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended
	March 27, 2015	March 28, 2014
Revenue from services	$573,315	$396,063
Cost of services	443,479	296,504
Gross profit	129,836	99,559
Selling, general and administrative expenses	111,593	91,982
Depreciation and amortization	10,520	5,161
Income from operations	7,723	2,416
Interest and other income (expense), net	(534)	344
Income before tax expense	7,189	2,760
Income tax expense	1,473	1,104
Net income	$5,716	$1,656

Net income per common share:
Basic	$0.14	$0.04
Diluted	$0.14	$0.04

Weighted average shares outstanding:
Basic	41,031	40,572
Diluted	41,362	40,891

TRUEBLUE, INC.
SELECTED FINANCIAL DATA
(Unaudited, in thousands)

	13 Weeks Ended
	March 27, 2015			March 28, 2014
	Legacy TrueBlue	Seaton (1)	Total Company	Legacy TrueBlue
Revenue from services	$397,556	$175,759	$573,315	$396,063

Adjusted EBITDA (2)	11,420	7,979	19,399	7,577

(1) Seaton was acquired effective June 30, 2014. Therefore, the comparative prior year amounts are not presented.

(2) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA excludes from net income, interest, taxes, depreciation and amortization, non-recurring costs related to the purchase, integration, reorganization, and shutdown activities related to acquisitions. See reconciliation of GAAP Net income to Adjusted EBITDA below.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 27, 2015	December 26, 2014
Assets
Current assets:
Cash and cash equivalents	$17,779	$19,666
Marketable securities	—	1,500
Accounts receivable, net	290,746	359,903
Other current assets	33,941	34,738
Total current assets	342,466	415,807
Property and equipment, net	58,591	61,392
Restricted cash and investments	172,039	168,426
Other assets, net	414,375	421,046
Total assets	$987,471	$1,066,671

Liabilities and shareholders' equity
Current liabilities	$183,828	$187,230
Long-term debt, less current portion	110,817	199,383
Other long-term liabilities	217,384	210,724
Total liabilities	512,029	597,337
Shareholders' equity	475,442	469,334
Total liabilities and shareholders' equity	$987,471	$1,066,671

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Thirteen weeks ended
	March 27, 2015	March 28, 2014
Cash flows from operating activities:
Net income	$5,716	$1,656
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,520	5,161
Provision for doubtful accounts	1,745	3,487
Stock-based compensation	3,389	2,876
Deferred income taxes	(299)	(1,433)
Other operating activities	(316)	(435)
Changes in operating assets and liabilities:
Accounts receivable	67,411	9,949
Income taxes	943	3,567
Other assets	4,496	(331)
Accounts payable and other accrued expenses	4,369	(3,307)
Accrued wages and benefits	(3,999)	1,380
Workers' compensation claims reserve	159	261
Other liabilities	1,626	664
Net cash provided by operating activities	95,760	23,495

Cash flows from investing activities:
Capital expenditures	(3,458)	(2,091)
Purchases of marketable securities	—	(25,057)
Sales and maturities of marketable securities	1,500	9,450
Change in restricted cash and cash equivalents	(8,215)	(1,491)
Maturities of restricted investments	4,288	4,215
Net cash used in investing activities	(5,885)	(14,974)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	411	602
Common stock repurchases for taxes upon vesting of restricted stock	(3,026)	(2,474)
Net change in revolving credit facility	(88,000)	—
Payments on debt and other liabilities	(566)	(567)
Other	865	973
Net cash used in financing activities	(90,316)	(1,466)
Effect of exchange rate changes on cash and cash equivalents	(1,446)	(240)
Net change in cash and cash equivalents	(1,887)	6,815
CASH AND CASH EQUIVALENTS, beginning of period	19,666	122,003
CASH AND CASH EQUIVALENTS, end of period	$17,779	$128,818

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

	13 Weeks Ended
	March 27, 2015	March 28, 2014
GAAP net income	$5,716	$1,656
Income tax expense	1,473	1,104
Interest expense (income), net	534	(344)
Income from operations	7,723	2,416

Depreciation and amortization	10,520	5,161
EBITDA (4)	18,243	7,577
Non-recurring acquisition and integration costs (1)	1,156	—
Adjusted EBITDA (4)	$19,399	$7,577

GAAP net income per diluted share	$0.14	$0.04
Non-recurring acquisition and integration costs, net of tax (1)	0.02	—
Amortization of intangible assets of acquired businesses, net of tax (2)	0.07	0.02
Adjust income taxes to marginal rate (3)	(0.03)	—
Adjusted net income per diluted share (5)	$0.20	$0.06

Diluted weighted average shares outstanding	41,362	40,891

(1) Non-recurring acquisition and integration costs for the current quarter consist of the acquisition of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014.

(2) Amortization of intangible assets of acquired businesses.

(3) Adjust income taxes to a marginal rate of 40%.

(4) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(5) Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income on a per diluted share basis non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions, net of tax, amortization of intangibles of acquired businesses, net of tax and adjusts income taxes to a marginal rate of 40%. Adjusted net income per diluted share is a key measure used by management in evaluating performance and communicating comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to Net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.